UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2004

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1144 East Market Street, Akron, Ohio 44316-0001
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (330) 796-2121

Item 5. Other Events.
Item 9. Regulation FD Disclosure
SIGNATURES

Item 5. Other Events.

     On January 27, 2004, The Goodyear Tire & Rubber Company issued a press release regarding its intention to commence a syndication arranged by JPMorgan and Citigroup for the addition of a new $300 million term loan to its existing $1.3 billion asset based credit facility. In this press release, the Company also announced its intention to commence discussions with lenders under its senior secured credit facilities to amend those facilities to allow for future capital market transactions. Subsequently, on February 3, 2004, the Company issued a press release regarding its intention to increase the amount of the new term loan from $300 million to $650 million.

     The information contained in this Current Report on Form 8-K is being provided to the proposed lenders under the new $650 million term loan and may also be disclosed in connection with any future capital markets transactions.

     The Company is filing this Current Report on Form 8-K to comply with its obligations under Regulation FD of the Securities Act of 1933.

Item 9. Regulation FD Disclosure

A. Introduction

     The Goodyear Tire & Rubber Company is amending its existing $1.3 billion asset-based credit facility to provide for a new $650 million term loan. In connection with such transaction, the information in this Current Report on Form 8-K is being provided to the proposed lenders under the new $650 million term loan.

B. Limitation on Incorporation by Reference

     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 9 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

C. Supplemental Information

Forward-Looking Information — Safe Harbor Statement

Certain information set forth herein (other than historical data and information) may constitute forward-looking statements regarding events and trends that may affect the Company’s future operating results and financial position. The words “estimate, expect, intend” and “project,” as well as other words or expressions of similar meaning, are intended to identify forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the particular statement. Such statements are based on current expectations and assumptions, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including the following risks:

-       Goodyear’s investigation into possible improper accounting issues in its overseas operations is not complete and the results of the investigation could materially adversely affect the Company.

-       The Company has not yet completed the implementation of its plan to improve the Company’s internal controls.

-       Pending litigation relating to Goodyear’s restatement could have a material adverse effect on the Company’s financial condition.

-       An ongoing SEC investigation regarding Goodyear’s accounting restatement could materially adversely affect the Company.

-       Goodyear has experienced significant losses in 2001, 2002 and 2003. The Company cannot assure you that it will be able to achieve future profitability. Goodyear’s future profitability is dependent upon the Company’s ability to successfully implement its turnaround strategy for the Company’s North American Tire segment and its previously announced rationalization actions.

-       Goodyear faces significant global competition and its market share could decline.

-       Goodyear’s secured credit facilities limit the amount of capital expenditures that the Company may make.

-       Higher raw material and energy costs may materially adversely affect the Company’s operating results and financial condition.

-       Continued pricing pressures from vehicle manufacturers may materially adversely affect the Company’s business.

-       Goodyear’s financial position, results of operations and liquidity could be materially adversely affected if the Company experiences a labor strike, work stoppage or other similar difficulty (and because Goodyear failed to raise at least $250 million of debt financing and $75 million of new equity-related financing by the end of 2003, Goodyear’s unions currently have a right to strike after going through a grievance process).

-       Decline in the value of the securities held by the Company’s employee benefit plans or a decline in interest rates would increase the Company’s pension expense and underfunding levels. Termination by the Pension Benefit Guaranty Corporation of any of

Goodyear’s U.S. pension plans would further increase the Company’s pension expense and could result in liens on material amounts of the Company’s assets.

-       Goodyear’s long-term ability to meet current obligations and to repay maturing indebtedness is dependent on the Company’s ability to access capital markets in the future and to improve operating results.

-       Goodyear has a substantial amount of debt, which could restrict the Company’s growth, place the Company at a competitive disadvantage or otherwise materially adversely affect the Company’s financial health.

-       Any failure to be in compliance with any material provision or covenant of Goodyear’s secured credit facilities could have a material adverse effect on the Company’s liquidity and operations.

-       Goodyear’s variable rate indebtedness subjects the Company to interest rate risk, which could cause the Company’s debt service obligations to increase significantly.

-       If Goodyear fails to manage healthcare costs successfully, its financial results may be materially adversely affected.

-       Goodyear may incur significant costs in connection with product liability and other tort claims.

-       Goodyear’s reserves for products liability and other tort claims and the Company’s recorded insurance assets are subject to various uncertainties, the outcome of which may result in the Company’s actual costs being significantly higher than the amounts recorded.

-       Goodyear may be required to deposit cash collateral to support an appeal bond if the Company is subject to a significant adverse judgment, which may have a material adverse effect on the Company’s liquidity.

-       Goodyear is subject to extensive government regulations that may materially adversely affect the Company’s ongoing operating results.

-       Goodyear’s international operations have certain risks that may materially adversely affect the Company’s operating results.

-       The terms and conditions of Goodyear’s global alliance with Sumitomo Rubber Industries, Ltd. provide for certain exit rights available to SRI upon the occurrence of certain events, which could require the Company to make a substantial payment to acquire SRI’s interest in certain of the Company’s joint venture alliances (which include much of the Company’s operations in Europe).

-       Goodyear has foreign currency translation and transaction risks that may materially adversely affect operating results.

-       If Goodyear is unable to attract and retain key personnel, the Company’s business could be materially adversely affected.

It is not possible to foresee or identify all the factors that may affect the Company’s future performance or any forward-looking information. Goodyear undertakes no obligation to revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.

Certain Collateral Information

The stock of certain foreign subsidiaries of Goodyear is pledged as collateral under the Company’s senior secured credit facilities and is proposed to be pledged as collateral securing the new $650 million term loan. For the nine months ended September 30, 2003, the aggregate sales less costs of goods sold less selling, administrative and general expense plus depreciation and amortization of these foreign subsidiaries was $152.4 million.

Certain of Goodyear’s subsidiaries do not guarantee the loans under the senior secured credit facilities and will not guarantee the new $650 million term loan. For the nine months ended September 30, 2003, the Company’s subsidiaries not guaranteeing the loans under the senior secured credit facilities and that will not guarantee the new $650 million term loan had net sales of $3,897.5 million and operating income of $449.5 million. At September 30, 2003, these subsidiaries represented approximately 26.4% of the Company’s total assets.

Risks relating to Goodyear’s business

     Goodyear’s investigation into possible improper accounting issues in its overseas operations is not complete and the results of the investigation could materially adversely affect the Company.

On December 10, 2003, the Company announced that it was delaying the filing of its 2002 Form 10-K/A containing restated financial statements due to an investigation into potential improper accounting issues in its European Union business segment. The investigation has subsequently expanded to other locations of the Company’s overseas operations. As of February 11, 2004, no determination has been made whether the final results of the investigation will have a material impact on the Company’s financial statements. The investigation is likely to cause delays in the completion of the Company’s audited financial statements and filing of its Form 10-K for fiscal year 2003. Because the investigation is continuing, the Company is unable to predict when the financial statements will be completed and its 10-K filed. The Company believes there is a substantial probability that the 10-K will not be filed by the March 15, 2004 due date or within the 15-day period by which the due date may be extended. Depending on the length of the delay in filing the 2003 10-K beyond the extended due date for such filing, and the Company’s ability to obtain waivers from creditors, such delay could cause the Company to lose its right to borrow under certain debt facilities or could result in an event of default under certain debt instruments and could adversely affect the availability of other sources of credit to the Company. Investors are referred to the Company’s filings with the Securities and Exchange Commission, which include exhibits setting forth the terms of the Company’s material loan agreements and debt securities.

     Goodyear has not yet completed the implementation of its plan to improve the Company’s internal controls.

On October 22, 2003, Goodyear announced that the Company would restate its previously-issued financial results for the years ended 1998 through 2002 and for the first and second quarters of 2003. The restatement principally arose out of an intensified effort to reconcile certain general ledger accounts. As a result of the Company’s efforts to reconcile these accounts, Goodyear initially recorded adjustments that reduced net income for the quarter ended June 30, 2003. Goodyear subsequently identified additional adjustments arising out of account reconciliations. Following the identification of these adjustments, Goodyear’s independent auditors advised the Company in writing that the failure to identify certain issues that had affected several years related to the monitoring and review of general ledger accounts collectively resulted in a material weakness in the Company’s internal controls that required strengthening of procedures for account reconciliation and internal reporting and monitoring of these matters. Based on an assessment of the impact of the adjustments to the expected 2003 results, Goodyear decided to restate certain of the Company’s previously issued financial statements. Since April 2003, Goodyear has been implementing enhanced measures designed to strengthen the Company’s account reconciliation control process. In connection with the restatement process, the Company dedicated more resources and took additional steps to strengthen the Company’s control process and procedures in order both to identify and rectify past accounting errors. Goodyear is currently planning to implement new programs and procedures that will further upgrade the Company’s controls and procedures, but these programs and procedures are not yet fully implemented. Goodyear’s controls and procedures will require continued monitoring and updating as the Company’s business continues to evolve. If the Company is unsuccessful in implementing, following or monitoring these internal controls and procedures, Goodyear may not be able to report accurately the Company’s financial condition or the Company’s results of operations. If Goodyear is unable to report financial information accurately, the Company could be subject to, among other things, fines, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Company’s business prospects.

Furthermore, there are inherent limitations to the effectiveness of any system of controls and procedures, including the possibility of human error and the circumvention or overriding of the controls and procedures. Goodyear could face additional litigation exposure and greater scrutiny from the SEC in connection with the SEC investigation currently ongoing if further restatements were to occur or other accounting-related problems emerge. In addition, any future restatements or other accounting-related problems may materially adversely affect the Company’s financial condition.

Goodyear’s independent accountants have advised us that they will not be able to assess the effectiveness of the Company’s actions until they have completed their audit for the fiscal year ended December 31, 2003.

     Pending litigation relating to Goodyear’s restatement could have a material adverse effect on the Company’s financial condition.

Since Goodyear’s announcement on October 22, 2003 of the restatement of the Company’s previously issued financial results for the years ended 1998 through 2002 and for the first and second quarters of 2003, at least 36 lawsuits have been filed against the Company and certain of the Company’s current or former officers or directors. Goodyear intends to vigorously defend these lawsuits. However, Goodyear cannot currently predict or determine the outcome or resolution of these proceedings or the timing for their resolution, or reasonably estimate the amount, or potential range, of possible loss. In addition to any damages that the Company may suffer, Goodyear’s management’s efforts and attention may be diverted from the Company’s ordinary business operations in order to address these claims. The final resolution of these lawsuits could have a material adverse effect on the Company’s financial position, cash flows and results of operation.

     An ongoing SEC investigation regarding Goodyear’s accounting restatement could materially adversely affect the Company.

Following Goodyear’s announcement on October 22, 2003 of the restatement of the Company’s previously-issued financial results for the years ended 1998 through 2002 and for the first and second quarters of 2003, the SEC advised the Company that it had initiated an informal inquiry into the facts and circumstances related to the restatement. On February 5, 2004, the SEC advised Goodyear that it had approved the issuance of a formal order of investigation. Goodyear is cooperating fully with the SEC and providing them information. In accordance with its normal practice, the SEC has not advised Goodyear when its investigation may be concluded, and the Company is unable to predict the outcome of this investigation.

     Goodyear has experienced significant losses in 2001, 2002 and 2003. The Company cannot assure you that Goodyear will be able to achieve future profitability. Goodyear’s future profitability is dependent upon the Company’s ability to successfully implement the Company’s turnaround strategy for Goodyear’s North American Tire segment and Goodyear’s previously announced rationalization actions.

In 2002, Goodyear had a net loss of $1,105.8 million and for the nine months ended September 30, 2003 the Company had a net loss of $332.4 million. North American Tire, which, at approximately 48.4% of the Company’s net sales for 2002 is Goodyear’s largest business segment, also had unsatisfactory results in 2002 with a segment operating loss of $35.5 million and a 6.3% reduction in net sales from 2001. For the nine month period ended September 30, 2003, North American Tire had a segment operating loss of $100.0 million and experienced a slight reduction in net sales from the comparable 2002 period. Goodyear is implementing a turnaround strategy for the North American Tire segment that will require the Company to (i) stabilize margins and market shares, (ii) simplify the sales and supply chain process, (iii) execute key cost-cutting, (iv) implement brand and distribution strategies and (v) grow the business through new product introductions and new sales channels. If Goodyear does not meet the goals of this strategy, the Company will not be able to achieve future profitability, which would impair Goodyear’s ability to meet the Company’s debt service obligations and otherwise negatively affect the Company’s operations. There is no assurance that Goodyear will successfully implement this turnaround strategy. In particular, this strategy could be materially adversely affected by trends that negatively affected the North American Tire segment in 2002 and prior years, including industry overcapacity, which limits pricing power, weakness in the replacement tire market, increased competition from low-cost manufacturers and a related decline in the Company’s market share, weak economic conditions in the United States and increases in medical and pension costs. In addition, the turnaround strategy has been, and may continue to be, negatively impacted by higher than expected raw materials and energy prices.

Goodyear expects to complete certain of the Company’s previously announced rationalization plans. While Goodyear expects to realize cost savings from these rationalization actions, these savings may not result in improvements in the Company’s operating results in future periods. Furthermore, Goodyear may incur additional charges in future periods in connection with other rationalization actions that could materially adversely affect the Company’s operating results and financial condition.

     Goodyear faces significant global competition and the Company’s market share could decline.

New tires are sold under highly competitive conditions throughout the world. Goodyear competes with other tire manufacturers on the basis of product design, performance, price, reputation, warranty terms, customer service and consumer convenience. On a worldwide basis, Goodyear has two major competitors, Bridgestone/Firestone (based in Japan) and Michelin (based in France), that dominate the markets of the countries in which they are based and are aggressively seeking to maintain or improve their respective shares of the North American, European, Latin American and other world tire markets. Other significant competitors include Continental, Cooper Tire, Pirelli, Toyo, Yokohama, Kumho, Hankook and various regional tire manufacturers. Generally, due to the perceived lack of differentiation among some consumers between brands, industry overcapacity and the wider availability of lower-cost imports, tire manufacturers are forced to compete on a price basis to maintain or gain market share. Some of Goodyear’s competitors produce significant numbers of tires in low-cost markets or are attempting to reduce production costs by shifting their production to such markets. Goodyear is limited in the Company’s ability to shift certain of the Company’s production of new products to low-cost markets in that Goodyear’s labor agreement gives USWA plants first consideration on all new products intended for sale in North America to the extent covered plants have the capacity and capability to manufacture the product. Goodyear’s ability to compete successfully will depend, in significant part, on the Company’s ability to reduce costs by such means as reduction of excess capacity, leveraging global purchasing, improving productivity, elimination of redundancies and increasing production at low-cost supply sources. If Goodyear is unable to compete successfully the Company’s market share may decline, materially adversely affecting the Company’s results of operations and financial condition.

     The secured credit facilities limit the amount of capital expenditures that Goodyear may make.

Goodyear’s restructured secured credit facilities limit the amount of capital expenditures that the Company’s may make to $360.0 million, $500.0 million and $200.0 million in 2003, 2004 and 2005 (through April 30), respectively. The amounts of permitted capital expenditures may be increased by the amount of net proceeds that Goodyear retains from permitted asset sales and equity and debt issuances after application of prepayment requirements. In addition, to the extent that Goodyear does not reach the limit of permitted capital expenditures in any given year, such shortfall may be carried over into the next year. Goodyear’s ability to improve the Company’s profit margins depends in part on the Company’s ability to improve the cost efficiency of Goodyear’s operations. Productivity improvements through process re-engineering, design efficiency and manufacturing cost improvements may be required to offset potential increases in labor and raw material costs and competitive price pressures. In addition, as part of the Company’s strategy to increase the percentage of tires sold in higher cost markets that are produced at the Company’s lower-cost production facilities, Goodyear may need to modernize or expand certain of those facilities. No assurance can be made that the amount of capital expenditures permitted under Goodyear’s restructured credit facilities will be sufficient to allow the Company to achieve such productivity improvements or increased production.

     Higher raw material and energy costs may materially adversely affect the Company’s operating results and financial condition.

In 2003, raw material costs increased and are expected to continue to increase in 2004, driven by increases in costs of oil and natural rubber. Market conditions may prevent Goodyear from passing these increased costs on to the Company’s customers through timely price increases. Additionally, higher raw material costs around the world may continue to hinder Goodyear’s ability to fully realize the Company’s turnaround strategy. As a result, higher raw material and energy costs may result in declining margins and operating results.

     Continued pricing pressures from vehicle manufacturers may materially adversely affect the Company’s business.

Approximately 30% of the tires Goodyear sells are sold to vehicle manufacturers for mounting as original equipment. Pricing pressure from vehicle manufacturers has been a characteristic of the tire industry in recent years. Many vehicle manufacturers have policies of seeking price reductions each year. Although Goodyear has taken steps to reduce costs and resist price reductions, current and future price reductions can materially adversely impact the Company’s sales and profit margins. If Goodyear is unable to offset continued price reductions through improved operating efficiencies and reduced expenditures, those price reductions may result in declining margins and operating results.

     Goodyear’s financial position, results of operations and liquidity could be materially adversely affected if the Company experiences a labor strike, work stoppage or other similar difficulty and the USWA currently has the right to strike after going through a grievance process.

On September 15, 2003, the Company announced, along with the USWA, that a new collective bargaining agreement covering workers at 14 tire and engineered products facilities in the United States was ratified by the USWA membership. The agreement includes requirements to restructure the Company’s existing debt and, if the requirements are not met, the USWA membership has the right to commence a labor strike. Because Goodyear was unable to raise at least $250 million of new debt financing and $75 million of equity-related financing by the end of 2003, the USWA currently has the right to strike after going through a grievance process. There can be no assurance that the USWA will not file a grievance in the future as they are entitled to under the terms of the USWA agreement. However, management believes the USWA to be supportive of the Company and its current and long-term financing plans. Goodyear is also required to launch a refinancing of the Company’s two U.S. credit facilities by December 1, 2004, with new debt having maturities no earlier than the later of (i) three years from the consummation of such refinancing and (ii) September 30, 2007 or the USWA may commence a strike and Goodyear will be required to make certain payments to each covered union employee and retiree. The major portion of the Company’s employees in Europe and Latin America are also represented by unions. Goodyear’s financial position, results of operations and liquidity could be materially adversely affected if there were a prolonged interruption of production.

     Decline in the value of the securities held by the Company’s employee benefit plans or a decline in interest rates would increase the Company’s pension expense and underfunding levels. Termination by the Pension Benefit Guaranty Corporation of any of Goodyear’s U.S. pension plans would further increase the Company’s pension expense and could result in liens on material amounts of the Company’s assets.

The unfunded amount of Goodyear’s projected benefit obligations to the Company’s pension plans was $2.2 billion at December 31, 2002. For the year ended December 31, 2002, Goodyear incurred a $1.3 billion charge to Accumulated Other Comprehensive

Income for unfunded pension benefit obligations, compared to a $235.4 million charge for the year ended December 31, 2001. If securities market conditions deteriorate or if interest rates decline, these charges could continue to increase in future periods. For purposes of preparing the 2004 estimate, Goodyear has assumed a current liability interest rate of 5.46% for 2004, which is based on a four-year weighted average of 30-year U.S. treasury bonds, as determined by the IRS. Goodyear expects to make contributions to the Company’s U.S. pension plans of approximately $250.0 million to $270.0 million in 2004 in order to satisfy statutory minimum funding requirements. Goodyear will be subject to additional statutory minimum funding requirements after 2004. Such funding requirements could be substantial and will be based on a number of factors, including the value of the pension assets at the time as well as the interest rate for the relevant period. An increase in Goodyear’s funding requirements could materially and adversely affect the Company’s financial condition, results of operations and liquidity. In addition, if Goodyear is unable at any time to satisfy statutory minimum funding requirements for the U.S. pension plans, or if the Pension Benefit Guaranty Corporation (the “PBGC”), a U.S. government corporation that insures certain pension obligations, concludes that the PBGC’s risk may increase unreasonably if the plans continue, the PBGC could terminate and take control of the plans. If the PBGC terminates any of Goodyear’s underfunded plans, the Company might be required to make an immediate payment to the PBGC of all or a substantial portion of the underfunding, as calculated by the PBGC based on its own assumptions (which might result in a larger pension obligation than the assumptions Goodyear has used to fund the Company’s plans), and the PBGC could place liens on material amounts of the Company’s assets.

     Goodyear’s long-term ability to meet current obligations and to repay maturing indebtedness is dependent on the Company’s ability to access capital markets in the future and to improve the Company’s operating results.

The adequacy of Goodyear’s liquidity depends on the Company’s ability to achieve an appropriate combination of operating improvements, financing from third parties, access to capital markets and asset sales, including sales or securitizations of the Company’s European receivables portfolios. Goodyear’s restructured credit facilities mature in 2005 and 2006, and the Company will have to refinance these facilities in the capital markets at that time if they are not renewed by the banks. In addition, Goodyear has separately agreed with the USWA to launch a refinancing of the Company’s U.S. Term Loan and U.S. Revolving Credit Facility by December 1, 2004. Unless Goodyear’s debt credit ratings and operating performance improve, the Company believes that its access to such markets in the future may be limited. Moreover, a further reduction in Goodyear’s credit ratings would further increase the cost of any financing initiatives the Company may pursue. S&P maintains a negative outlook on Goodyear’s ratings and Moody’s recently reduced the Company’s ratings. In addition, Goodyear’s ability to access capital markets and maintain adequate liquidity in future years is highly dependent on improving the Company’s operating results and successfully implementing the Company’s turnaround plan and rationalization activities. Failure to successfully complete these initiatives could have a material adverse effect on Goodyear’s liquidity and the Company’s operations, and could require Goodyear to consider further measures, including deferring planned capital expenditures, reducing discretionary spending, selling additional assets and, if necessary, restructuring existing debt.

     Goodyear has a substantial amount of debt, which could restrict the Company’s growth, place the Company at a competitive disadvantage or otherwise materially adversely affect the Company’s financial health.

Goodyear has a substantial amount of debt. Goodyear’s substantial amount of debt and other obligations could have an important consequence to you. For example, it could:

-       make it more difficult for Goodyear to satisfy the Company’s obligations;

-       impair the Company’s ability to obtain financing in the future for working capital, capital expenditures, research and development, acquisitions or general corporate requirements;

-       increase Goodyear’s vulnerability to interest rate fluctuations because the Company’s existing credit agreements provide for, and the new $650 million term loans will provide for, interest at variable rates;

-       increase the Company’s vulnerability to general adverse economic and industry conditions;

-       limit Goodyear’s ability to use operating cash flow in other areas of the Company’s business because Goodyear must dedicate a substantial portion of these funds to payments on the Company’s indebtedness;

-       limit Goodyear’s ability to take advantage of business opportunities as a result of various restrictive covenants in the Company’s debt instruments;

-       limit Goodyear’s flexibility in planning for, or reacting to, changes in the Company’s business and the industry in which Goodyear operates; and

-       place Goodyear at a competitive disadvantage compared to the Company’s competitors that have less debt.

The agreements governing Goodyear’s debt, including the Company’s credit agreements, limit, but do not prohibit, Goodyear from incurring additional debt and the Company may incur a significant amount of additional debt in the future, including additional secured debt. If new debt is added to the Company’s current debt levels, Goodyear’s ability to satisfy the Company’s debt obligations may become more limited.

Goodyear’s ability to make scheduled payments on, or to refinance, the Company’s debt and other obligations will depend on the Company’s financial and operating performance, which, in turn, is subject to Goodyear’s ability to implement the Company’s turnaround strategy, prevailing economic conditions and certain financial, business and other factors beyond the Company’s control. If Goodyear’s cash flow and capital resources are insufficient to fund the Company’s debt service and other obligations, including required pension contributions, Goodyear may be forced to reduce or delay expansion plans and capital expenditures, sell material assets or operations, obtain additional capital or restructure the Company’s debt. Goodyear cannot assure you that the Company’s operating performance, cash flow and capital resources will be sufficient to pay the Company’s debt obligations when they become due. If Goodyear is required to dispose of material assets or operations or restructure the Company’s debt or other obligations, the Company cannot assure you as to the terms of any such transaction or how soon any such transaction would be completed, if at all.

     Any failure to be in compliance with any material provision or covenant of the Company’s secured credit facilities could have a material adverse effect on the Company’s liquidity and the Company’s operations.

     The agreements governing Goodyear’s secured credit facilities and the Company’s other outstanding indebtedness impose significant operating and financial restrictions on the Company. These restrictions may affect Goodyear’s ability to operate the Company’s business and may limit the Company’s ability to take advantage of potential business opportunities as they arise. These restrictions will limit the Company’s ability to, among other things:

-       incur additional indebtedness and issue preferred stock;

-       pay dividends and other distributions with respect to the Company’s capital stock or repurchase the Company’s capital stock or make other restricted payments;

-       enter into transactions with affiliates;

-       create or incur liens to secure debt;

-       make certain investments;

-       enter into sale/leaseback transactions;

-       sell or otherwise transfer or dispose of assets;

-       incur dividend or other payment restrictions affecting certain subsidiaries;

-       use proceeds from the sale of certain assets;

-       make capital expenditures; and

-       engage in certain mergers or consolidations and transfers of substantially all assets.

Goodyear’s ability to comply with these covenants may be affected by events beyond the Company’s control, and any material deviations from the Company’s forecasts could require Goodyear to seek waivers or amendments of covenants or alternative sources of financing or to reduce expenditures. Goodyear cannot assure you that such waivers, amendments or alternative financing could be obtained, or if obtained, would be on terms acceptable to the Company.

     In addition to the covenants listed above, Goodyear’s secured credit facilities require the Company to maintain a minimum consolidated net worth (as defined in each of the facilities) of at least $2.8 billion and $2.5 billion for quarters ending in 2003 and 2004, respectively, and $2.0 billion for the quarter ending March 31, 2005. Goodyear’s secured credit facilities require the Company to maintain certain specified thresholds of consolidated EBITDA to consolidated interest expense (as defined in each of the facilities). Goodyear is in the process of seeking an amendment to this covenant. In addition, Goodyear also has a requirement to not permit the Company’s ratio of consolidated senior secured indebtedness to consolidated EBITDA to be greater than certain specified thresholds. These restrictions could limit the Company’s ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict capital activities.

     A breach of any of the covenants or restrictions contained in any of the Company’s existing or future financing agreements, including Goodyear’s inability to comply with the required financial covenants in the Company’s secured credit facilities, could result in an event of default under those agreements. Such a default could allow the lenders under Goodyear’s financing agreements, if the agreements so provide, to discontinue lending, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies, and/or to declare all borrowings outstanding thereunder to be due and payable. In addition, the lenders could terminate any commitments they have to supply the Company with further funds. If any of these events occur, Goodyear cannot assure you that the Company will have sufficient funds available to pay in full the total amount of obligations that become due as a result of any such acceleration, or that the Company will be able to find additional or alternative financing to refinance any such accelerated obligations. Even if Goodyear obtains additional or alternative financing, the Company cannot assure you that it would be on terms that would be acceptable to Goodyear. Finally, if Goodyear does not remain in compliance with the principal financial covenants in the Company’s U.S. Revolving Credit Facility Goodyear has agreed in the Company’s union agreement with the USWA to seek a substantial private equity investment. There can be no assurance that if this outside investor exercises influence in the management of the company that it will not have interests that conflict with those of our other investors.

Goodyear cannot assure you that the Company will be able to remain in compliance with these covenants in the future and, if the Company fails to do so, that Goodyear will be able to obtain waivers from the lenders or amend the covenants as the Company has in the past.

     Goodyear’s variable rate indebtedness subjects the Company to interest rate risk, which could cause the Company’s debt service obligations to increase significantly.

Certain of Goodyear’s borrowings, primarily borrowings under the Company’s restructured credit facilities and the new $650 million term loan, are at variable rates of interest and expose the Company to interest rate risk. If interest rates increase, Goodyear’s debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and Goodyear’s net income and cash available for servicing the Company’s indebtedness would decrease. There can be no assurance that Goodyear will be able to enter into swap agreements or other hedging arrangements in the future, or that existing or future hedging arrangements will offset increases in interest rates.

     If Goodyear fails to manage healthcare costs successfully, the Company’s financial results may be materially adversely affected.

Healthcare costs have increased significantly over the last few years. Goodyear is attempting to control the impact of these increases on the Company’s healthcare costs through a variety of initiatives with the Company’s employees and retirees. Goodyear’s efforts to manage future healthcare cost increases may not always be successful and the Company’s failure to control them could result in declining margins and have a material adverse effect on Goodyear’s operating results.

     Goodyear may incur significant costs in connection with product liability and other tort claims.

Goodyear is among many defendants named in legal proceedings involving claims of individuals relating to alleged exposure to asbestos. At September 30, 2003, approximately 112,500 claims were pending against the Company alleging various asbestos related personal injuries purported to have resulted from alleged exposure to asbestos in certain rubber encapsulated products manufactured by Goodyear in the past or to asbestos in certain of the Company’s facilities. Goodyear expects that additional claims will be brought against the Company in the future. The Company’s ultimate liability with respect to such pending and unasserted claims is subject to various uncertainties, including the following:

-       the number of claims that are brought in the future;

-       the costs of defending and settling these claims;

-       the risk of insolvencies among the Company’s insurance carriers;

-       the possibility that adverse jury verdicts could require the Company to pay damages in amounts greater than the amounts for which the Company has historically settled claims;

-       the risk that the bankruptcies of other asbestos defendants may increase the Company’s costs; and

-       the risk that Goodyear’s insurance will not cover all of the Company’s asbestos liabilities.

If any of the foregoing risks were to materialize, the resulting costs could have a material adverse impact on the Company’s liquidity, financial position and results of operations in future periods.

Goodyear is a defendant in 22 class actions or potential class actions, and four other civil actions, in various state and Federal and Canadian courts asserting non-asbestos property damage claims relating to Entran II, a rubber hose product. In Entran II cases, two judgments were entered against Goodyear in Colorado during 2002, which the Company has appealed, and one judgment was entered against the Company in Colorado during 2003, which Goodyear intends to appeal. There can be no assurance, however, that the Company will prevail on the appeals. Goodyear has recently entered into a conditional settlement agreement covering all pending Entran II actions in the United States and Canada other than the 3 judgments discussed above and claims of persons arising from property they own or have owned in Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont. The settlement is contingent upon the Company’s ability to fund the settlement with at least $120.0 million of insurance proceeds. As a result, the ultimate cost of disposing of Entran II claims is dependent upon a number of factors, including the Company’s ability to satisfy the contingencies in the conditional settlement, the number of claimants that opt out of any settlement, final approval of the terms of the settlement at a yet-to-be scheduled fairness hearing, Goodyear’s ability to resolve claims not subject to the settlement (including the cases in which the Company received adverse judgments), and, in the event Goodyear fails to consummate the conditional settlement for any reason, future judgments by courts in other currently pending or yet unasserted actions. Depending on the resolution of these uncertainties, the costs associated with Entran II claims could be significant and could have a material adverse effect on the Company’s results of operations, financial position and liquidity in future periods.

     Goodyear’s reserves for product liability and other tort claims and the Company’s recorded insurance assets are subject to various uncertainties, the outcome of which may result in the Company’s actual costs being significantly higher than the amounts recorded.

The liabilities Goodyear records for pending product liability and other tort claims, including asbestos-related claims, are subject to a number of uncertainties, the outcome of which could result in the Company’s actual costs and liabilities being significantly higher than the amounts Goodyear has recorded. For example, Goodyear cannot currently estimate potential liabilities from unasserted asbestos-related and other product liability claims and the Company has not recorded a reserve for these claims. Accordingly, the amount recorded as a reserve does not represent an estimate of Goodyear’s total liability for product liability and other tort claims. Furthermore, although the Company maintains primary and excess liability insurance coverage with respect to general and product liabilities and record as an asset amounts the Company expects to recover under such policies, Goodyear may not be able to realize such amounts. Recovery from Goodyear’s insurance carriers is subject to various risks and uncertainties, including the risk that the final resolution of allocation, coverage or other issues affecting the Company’s available insurance coverage will result in lower recoveries than the amounts Goodyear currently anticipates. Any failure to recover amounts from the Company’s insurance carriers could have a material adverse impact on Goodyear’s liquidity, financial position and results of operations in future periods.

     Goodyear may be required to deposit cash collateral to support an appeal bond if the Company is subject to a significant adverse judgment, which may have a material adverse effect on the Company’s liquidity.

Goodyear is subject to various legal proceedings, including the Entran II litigation described in its Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 2003. In the event Goodyear wishes to appeal any future adverse judgment in any of these proceedings, the Company would be required to post an appeal bond with the relevant court. In connection with posting an appeal bond, the Company would likely be required to issue a letter of credit to the surety posting the bond. Under Goodyear’s U.S. Revolving Credit Facility, the Company may issue up to an aggregate of $600.0 million in letters of credit. At the end of September 30, 2003, Goodyear had issued $439.2 million in letters of credit and had borrowings of $225.0 million under the facility, leaving $85.8 million available under the facility. If Goodyear is subject to a significant adverse judgment and does not have sufficient availability under the Company’s U.S. Revolving Credit Facility to issue a letter of credit to support an appeal bond, Goodyear may be required to pay down borrowings under the facility in order to increase the amount available for issuing letters of credit or deposit cash collateral in order to stay the enforcement of the judgment pending an appeal. A significant deposit of cash collateral may have a material adverse effect on the Company’s liquidity. If Goodyear is unable to post cash collateral, the Company may be unable to stay enforcement of the judgment.

     Goodyear is subject to extensive government regulations that may materially adversely affect the Company’s ongoing operating results.

Goodyear is subject to extensive regulation under environmental and occupational health and safety laws and regulations. These laws and regulations relate to, among other things, air emissions, discharges to surface and underground waters and the generation, handling, storage, transportation and disposal of waste materials and hazardous substances. Goodyear expects capital expenditures for pollution control facilities and occupational safety and health projects will be approximately $20.0 million during 2003 and approximately $18.0 million during 2004. In addition, the Company expended approximately $68.0 million during 2002, and expects to expend approximately $69.0 million during 2003 and approximately $55.0 million during 2004, to maintain and operate the Company’s pollution control facilities and conduct Goodyear’s other environmental and occupational safety and health activities, including the control and disposal of hazardous substances. In the future, the cost of environmental compliance and cleanup projects may increase as the result of the identification of new waste sites, the adoption of new environmental laws and regulatory standards, the availability of new technologies and the financial contributions of other responsible parties.

Goodyear is subject to regulation by the Department of Transportation and by the National Highway Traffic Safety Administration (“NHTSA’’), which has established various standards and regulations applicable to tires sold in the United States for highway use. NHTSA has the authority to order the recall of automotive products, including tires, having safety defects related to motor vehicle safety. NHTSA’s regulatory authority was expanded in November 2000 as a result of the enactment of The Transportation Recall Enhancement, Accountability, and Documentation Act (the “TREAD Act’’). The TREAD Act imposes numerous requirements with respect to the early warning reporting of property damage, injury and fatality claims, tire recalls and also requires tire manufacturers, among other things, to conform with revised and more rigorous tire standards, once the revised standards are implemented. Compliance with the TREAD Act regulations will increase the cost of producing and distributing tires in the United States. In addition, while Goodyear believes that the Company’s tires are free from design and manufacturing defects, it is possible that a recall of the Company’s tires, under the TREAD Act or otherwise, could occur in the future. A substantial recall could have a material adverse effect on the Company’s operating results and financial position. Compliance with these and other federal, state and local laws and regulations in the future may require a material increase in the Company’s capital expenditures and could materially adversely affect the Company’s earnings and competitive position.

     Goodyear’s international operations have certain risks that may materially adversely affect the Company’s operating results.

Goodyear has manufacturing and distribution facilities located in North America, Europe, Latin America, Africa and Asia. International operations are subject to certain inherent risks, including exposure to local economic conditions, expropriation and nationalization, currency exchange rate fluctuations and currency controls, and export and import restrictions. The likelihood of such occurrences and their potential effect on Goodyear vary from country to country and are unpredictable. The risks of doing business in other countries which could result in losses include:

-       exposure to local economic conditions;

-       potential adverse changes in the diplomatic relations of foreign countries with the United States;

-       hostility from local populations and insurrections;

-       adverse currency exchange controls;

-       withholding taxes and restrictions on the withdrawal of foreign investment and earnings;

-       labor regulations;

-       expropriations of property;

-       the potential instability of foreign governments;

-       risks of renegotiation or modification of existing agreements with governmental authorities; and

-       other changes in laws or government policies.

     The terms and conditions of Goodyear’s global alliance with SRI provide for certain exit rights available to SRI upon the occurrence of certain events, which could require Goodyear to make a substantial payment to acquire SRI’s interest in certain of the Company’s joint venture alliances.

In 1999, Goodyear entered into a global alliance with SRI. Under the global alliance agreements, Goodyear acquired 75%, and SRI owned 25%, of Goodyear Dunlop Tires Europe B.V., which concurrently with the transaction acquired substantially all of SRI’s tire businesses in Europe and most of Goodyear’s tire businesses in Europe. Goodyear also acquired 75%, and SRI acquired 25%, of Goodyear Dunlop Tires North America, Ltd., a holding company that purchased SRI’s tire manufacturing operations in North America and certain of its primarily OE-related tire sales and distribution operations. In addition, Goodyear also acquired 25% of the capital stock of two newly-formed tire companies in Japan, as well as 51% of the capital stock of a newly-formed technology company and 80% of the capital stock of a newly-formed global purchasing company. SRI owns the balance of the capital stock in each of these companies. As part of the Company’s Umbrella Agreement with SRI, SRI has the right to require Goodyear to purchase from them their ownership interests in the European and North American joint ventures in September 2009 if certain triggering events have occurred. In addition, the occurrence of certain other events enumerated in the Umbrella Agreement, including certain bankruptcy events or changes in control of Goodyear, could trigger a right of SRI to require Goodyear to repurchase these interests immediately. While the Company has not done any current valuation of these businesses, Goodyear’s cost of acquiring the Company’s interest in these businesses in 1999 totaled approximately $1.2 billion. Any payment required to be made to SRI pursuant to an exit under the terms of the global alliance agreements could be substantial. Goodyear cannot assure you that the Company’s operating performance, cash flow and capital resources will be sufficient to pay this obligation if it becomes due or that there will be sufficient funds following any such required purchase to satisfy the Company’s obligations with respect to our indebtedness. The withdrawal of SRI from the Company’s global alliance could also have other adverse effects on Goodyear’s business.

     Goodyear has foreign currency translation and transaction risks that may materially adversely affect the Company’s operating results.

The financial condition and results of operations of certain of the Company’s operating entities are reported in various foreign currencies and then translated into U.S. dollars at the applicable exchange rate for inclusion in Goodyear’s financial statements. As a result, the appreciation of the dollar against these foreign currencies will have a negative impact on the Company’s reported sales and operating margin (and conversely, the depreciation of the dollar against these foreign currencies will have a positive impact). For the fiscal year ended December 31, 2002, Goodyear estimates that foreign currency translation negatively impacted sales by approximately $74.0 million. For the nine months ended September 30, 2003, foreign currency translation favorably impacted sales by approximately $490.0 million compared to the corresponding period in 2002. Given the volatility of currency exchange rates, the Company may not be able to effectively hedge against currency transaction risks and changes in currency exchange rates may adversely affect the Company’s operating results.

     If Goodyear is unable to attract and retain key personnel, the Company’s business could be materially adversely affected.

Goodyear’s business substantially depends on the continued service of key members of the Company’s management. The loss of the services of a significant number of members of the Company’s management could have a material adverse effect on Goodyear’s business. The Company’s future success will also depend on the Company’s ability to attract and retain highly skilled personnel, such as engineering, project management and senior management professionals. Competition for these employees is intense, and Goodyear could experience difficulty from time to time in hiring and retaining the personnel necessary to support the Company’s business. If Goodyear does not succeed in retaining the Company’s current employees and attracting new high quality employees, the Company’s business could be adversely affected.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: February 11, 2004	By:	/s/ Robert W. Tieken

Robert W. Tieken
Executive Vice President and Chief Financial Officer